EMPLOYMENT AGREEMENT

THIS AGREEMENT Dated For Reference the 1st day of January, 2005 BETWEEN:

RAYTEC CORPORATION

7015 SW McEwan Roads, Lake Oswego, OR 97035

("Raytec")

AND

ROBERT L. THOMPSON

7207 S.E. 86th Avenue, Portland. Oregon 97266

 (the "Executive")

WHEREAS:

A.

The Executive desires to enter into employment with Raytec Corporation, a company incorporated in the State of Nevada, and Raytec desires to employ the Executive.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"Affiliate of Raytec" means any person or entity controlled by, controlling or under common control with Raytec. For the purposes of this definition, the term "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether as an officer or director, through the ownership of voting securities, by contract or otherwise. The term Affiliate of Raytec specifically includes (i) any subsidiary, parent, or franchisee of Raytec and (iii) any company or enterprise in which Raytec or their successors, any subsidiary, parent, or franchisee of any of them or of Raytec owns, directly or indirectly, more than 10% of the voting securities or any similar indicia of ownership.

"Business of Raytec" means (i) the service and installation of produce misting systems, antimicrobial systems, temperature monitoring systems and humidifiers for the grocery industry, and the manufacture of water treatment systems including reverse osmosis systems, water softener and filtration systems, and (ii) any other material business carried on from time to time by Raytec or any Affiliate of Raytec.

"Cause" means:

(i)

any wilful failure by the Executive in the performance of any of the Executive's duties pursuant to this Agreement;

(ii)

the Executive's conviction of, or plea of nolo contendere to, any crime (indictable level or felony level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving Raytec or an Affiliate of Raytec which would constitute a crime in the jurisdiction involved;

(iii)

any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Raytec, an Affiliate of Raytec or a customer of Raytec;

(iv)

the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

(v)

any material breach of any of the terms of this Agreement including, without limitation. any breach of the terms contained in Articles 5 and 6 of this Agreement. which breach remains uncured after the expiration of thirty days following the delivery of written notice of such breach to the Executive by Raytec;

(vi)

any threatened or actual attempt by the Executive to secure any personal profit in connection with the Business of Raytec or its corporate opportunities;

(vii)

any act which is materially injurious to Raytec or its business or that of any Affiliate of Raytec: and

(viii)

the failure of the Executive to devote adequate time to Raytec's business. or conduct by the Executive amounting to insubordination or inattention to, or substandard performance of the duties and responsibilities of the Executive under this Agreement, which failure or conduct remains uncured after the expiration of ten days following the delivery of written notice of such failure or conduct to the Executive by Raytec.

"Competitive Business" means any business or enterprise that competes with the Business of Raytec.

"Permanent Disability" means (i) the total inability of the Executive to perform the duties of the Executive under this Agreement for a period of 180 consecutive days as certified by a physician chosen by Raytec and reasonably acceptable to the Executive, or (ii) the Executive becomes entitled to (A) disability retirement benefits under the Canada Pension Plan (Canada) or the Social Security Act (USA), or (B) recover benefits under any long term disability plan or policy maintained by Raytec related to Permanent Disability.

"Proprietary Information" means information related to Raytec or an Affiliate of Raytec (i) that derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and all tangible reproductions or embodiments of such information. Assuming the criteria in (i) and (ii) above are satisfied, Proprietary Information includes technical and non-technical data related to technical and business information, including, but not being limited to, trade secrets, computer hardware and software, procedures, manuals, methods, compositions, machines, computer programs, research projects, processes, formulae, data, algorithms, source codes, object codes, documentation, flow-charts, drawings. correspondence, know-how, improvements, inventions, techniques, personnel records, pricing information, sales or marketing plans and strategies, supply sources, production or merchandising plans, and information concerning the clients, customers, accounts, employees, contractors or affiliates of Raytec or any Affiliate of Raytec. Proprietary Information does not include any information that (i) is or becomes part of the public domain through no act or omission attributable to the Executive, (ii) is released after prior written authorization of Raytec, or (iii) is required to be disclosed by applicable law, regulation or court order; provided that if disclosure is so required. the Executive will provide Raytec with prompt notice of such requirement so that Raytec may seek an appropriate protective order

"Proprietary Technology" means Proprietary Information relating specifically to the services. products and other technology of Raytec that may be developed, owned or licensed by Raytec or any Affiliate of Raytcc or otherwise relating to the Business of Raytec or any other core line of business in which Raytec or any Affiliate of Raytec may become engaged.

"Third Party Information" means Proprietary Information that has been disclosed to Raytec or an Affiliate of Raytcc by a third party and that Raytec or such Affiliate of Raytec is obligated to treat as confidential.

"Works" means copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials, computer programs (including the contents of read onl ' memories) and any contribution to such materials and "Work" means any of them.

1.2

Schedules

The following schedules are attached to and form part of this Agreement:

Schedule

Title

A

Inventions. Patents and Copyright

B

Additional Compensation

1.3

Entire Agreement

This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

1.4

Amendments

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.5

Invalidity of Particular Provision

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

1.6

Currency

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of United States.

1.7

Number and Gender

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

1.8

Headings and Captions

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

ARTICLE 2
DUTIES OF THE EXECUTIVE

2.1

Engagement

Raytec hereby employs the Executive, and the Executive hereby accepts such employment with Raytec, subject to the terms and conditions of this Agreement.

2.2

Duties and Responsibilities of the Executive

The Executive will be employed as the President and Chief Operating Officer of Raytec, will do and perform all services and acts necessary or advisable to fulfill the duties of the President and Chief Operating Officer of Raytec and will conduct and perform such services and activities as may be determined from time to time by the Board of Directors of Raytec or, if an Executive Committee of the Board of Directors is established, by the Board of Directors or the Executive Committee. During the term of this Agreement, the Executive agrees to devote full time, energy and skill to the Business of Raytec and to the promotion of Raytec's interests. The Executive agrees that the Executive has a duty of loyalty to Raytec and will not engage in, or otherwise be interested in, directly or indirectly, any other business or activity that would materially and adversely affect the Business of Raytec or the Executive's ability to perform the Executive's duties under this Agreement. The Executive will not receive or accept for his own benefit, directly or indirectly, any commission, rebate, discount, gratuity, fee or profit from any person having or proposing to have one or more business transactions with Raytec or any Affiliate of Raytec.

2.3

Working Facilities

Raytec, at its expense, will furnish the Executive with such office space, office equipment. secretarial help and such other facilities, equipment and services as Raytec determines to be needed or beneficial for the performance by the Executive of the duties contemplated under this Agreement. It is anticipated that the Executive will provide services at Ravtec's facilities.

ARTICLE 3
COMPENSATION

3.1

Cash Compensation

For all services to be rendered by the Executive under this Agreement, Raytec will pay to the Executive the following amounts, which payment will be subject to withholdings for federal, provincial, state and local taxes. CPP. UIC. social security and other deductions required by law or the policies of Raytec from time to time in effect:

(a)

Base Salary: Raytec will pay the Executive an annual base gross salary equal to $75,000, subject an annual review at the discretion of the Board of Directors, however in any event the salary shall not be less than the salary paid in the previous twelve months payable on Raytec's standard salary payment schedule for executive level employees.

(b)

Additional Remuneration: Raytec will provide to the Executive the additional compensation and benefits described in Schedule B.

3.2

Business Expenses

The Executive will be entitled to be reimbursed for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment under this Agreement in accordance with the policies of Raytec. The Executive will, as a condition of any such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by Raytec.

3.3

Fringe Benefits

The Executive will have the same rights as all other employees to participate in all pension and other retirement plans, medical insurance, life insurance and other fringe benefit programs as are now or may hereafter be established by Raytec for executive level employees.

3.4

Vacation

The Executive will receive four weeks paid vacation per year in accordance with Raytec's vacation policy in effect from time to time.

ARTICLE 4
TERM AND TERMINATION

4.1

Term

The term of the Executive's employment under this Agreement commences on the date of this Agreement and continues until terminated as provided in Section 4.2.

4.2

Termination

The Executive's employment under this Agreement may be terminated only upon the occurrence of any of the following events:

(a)

the death or Permanent Disability of the Executive;

(b)

Raytec's election to terminate the Executive for Cause;

(c)

the mutual agreement by the Executive and Raytec to terminate the Executive's employment under this Agreement;

(d)

the Executive's election to terminate the Executive's employment under this Agreement, provided that the Executive gives Raytec at least 60 days prior written notice of the Executive's intent to terminate; or

(e)

Raytec's election to terminate the Executive's employment under this Agreement without Cause. provided that Raytec gives the Executive prior written notice of Raytec's intent to terminate, after Raytec has reimbursed the Executive for all outstanding expenses and salary owed to the Executive. such notice to expire on the later of (i) December 31, 2006 or (ii) twelve weeks from the date of such notice, or reasonable compensation in lieu of notice.

4.3

Effect of Termination

Upon the termination of the Executive's employment under this Agreement, Raytec will have no further obligation to the Executive or any personal representative of the Executive with respect to this Agreement or the Executive's employment by Raytec, except for the payment of compensation and benefits, if any, accrued pursuant to Section 3.1 up to the date of termination of this Agreement and unpaid at the date of such termination and the payment of any severance payments that may be due under Section 4.2(e) of this Agreement

4.4

Return of Property

On termination of this Agreement for any reason or cause, the Executive shall return to Raytec all property used by the Executive in the performance of the Executive's duties and all other property belonging to Raytec in the Executive's possession or control.

4.5

Survival

The obligations of the Executive pursuant to Articles 5, 6 and 7 survive any expiration or termination of this Agreement.

ARTICLE 5

RESTRICTIONS

5.1

Restrictions

The Executive agrees to comply with all of the restrictions set forth below at all times during the tern of this Agreement and, subject to section 5.2, for a period of one year after the expiration or termination of this Agreement:

(a)

The Executive will not (except with the prior written consent of Raytec, which consent may be withheld in Raytec's sole discretion) either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirecth. carry on, be engaged in, be interested in, or be concerned with, or permit his name to be used or employed by any such person or persons, firm, association, syndicate, company or corporation, carrying on, engaged in, interested in or concerned with, a business which competes with the Business of Raytec within Canada or the United States of America.

(b)

The Executive will not (except with the prior written consent of Raytec, which consent may be withheld in Raytec's sole discretion) either directly or indirectly, on the Executive's own behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive Business, any business of Raytec or any Affiliate of Raytec from any customer or actively sought prospective customer of Raytec or any Affiliate of Raytec with whom Raytec or any Affiliate of Raytec has current agreements relating to the Business of Raytec, or with whom the Executive has dealt, or with whom the Executive has supervised negotiations or business relations, or about whom the Executive has acquired Proprietary Information in the course of the Executive's employment.

(c)

The Executive agrees that, because of the confidential and sensitive nature of the Proprietary Information and the access to and special knowledge of the affairs of Raytec that the Executive will have as a result of the Executive's relationship with Raytec, the Executive will not (except with the prior consent of Raytec, which consent may be withheld in Raytec's sole discretion) engage in, as a director, officer, principal, partner, consultant or executive or managerial employee, or in any other capacity provide any services or perform any duties or responsibilities for any Competitive Business, either directly or indirectly, on the Executive's own behalf or on behalf of others, substantially similar to those undertaken by the Executive for Raytec.

(d)

The Executive will not, either directly or indirectly, on the Executive's own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any person employed by Raytec or any Affiliate of Raytec or any independent contractor of Raytec, whether or not such person's employment with Raytec is full-time or part-time, and whether or not pursuant to written agreement for a determined period or at will.

Raytec and the Executive agree that these covenants are fair and reasonably required to protect the interests of Raytec. The Executive acknowledges that, since Raytec's enterprise is relatively unique. the Executive's livelihood has not been and will not be dependent on employment in the Business of Raytec, and that these covenants do not materially affect the Executive's ability to obtain other employment.

5.2

Post-Termination Restriction Terms

The restrictions in Section 5.1 will continue to apply for a period of one year after the expiration or termination of the Agreement, if:

(a)

Raytec provides written notice of its intention that such restrictions will continue to apply, and such written notice is provided by Raytec to the Executive not later than 30 days after the expiration or termination of this Agreement.

(b)

During the period of one year after the expiration or termination of this Agreement, Raytec continues to pay to the Executive the base salary specified in Section 3.1(a), provided, however, for clarity that such amount will not be in duplication of or in addition to any compensation payable by Raytec to the Executive under Article 4 or otherwise in connection with such termination or expiration of this Agreement, which amounts will be credited to the amounts payable under this Section.

5.3

Tolling

If the Executive breaches any of the covenants contained in Section 5.1, the running of the period of the restrictions described in the covenant breached will be tolled during the continuation of any breach by the Executive, and the running of the period of the restriction will begin again only upon compliance by the Executive with the terms of the covenant breached.

5.4

Acknowledgement by the Executive

The Executive represents and warrants to Raytec that the Executive is not subject to any agreement with any other entity that would prevent the Executive from competing with or in any way participating in a business which competes with such entity's business or from soliciting any personnel or customers of such entity on behalf of another business.

ARTICLE 6
PROPRIETARY INFORMATION

6.1

Non-Disclosure

The Executive agrees that, during the term of the Executive's employment by Raytec and for the applicable time periods specified below, the Executive will receive all Proprietary Information in strictest confidence and will not disclose or make available, directly or indirectly, any Proprietary Information to any person, concern or entity, except in the proper performance of the Executive's duties and responsibilities under this Agreement or with the prior written consent of Raytec. The Executive will abide by Raytec's policies and regulations, as established from time to time, for the protection of its Proprietary Information for the time period specified in this Section. The Executive agrees that the nondisclosure prohibitions described in this Section survive the expiration or termination of this Agreement (i) with respect to Proprietary Information other than Proprietary Technology for a period of five years; (ii) with respect to Third Party Information for the later of five years or so long as Raytec or an Affiliate of Raytec is required to maintain confidentiality of such information; and (iii) with respect to Proprietary Technology for the later of five years or so long as the Proprietary Technology retains its status as such and remains confidential

6.2

Ownership of Proprietary Information

The Executive acknowledges and agrees that all Proprietary Information, and all physical embodiments of Proprietary Information, are confidential to and will be and remain the sole and exclusive property of Raytec Upon request by Raytec, and in any event upon termination of the Executive's employment with Raytec for any reason.

the Executive will promptly deliver to Raytec all property belonging to Raytec including, without limitation, all Proprietary Information (and all embodiments of Proprietary Information) then in the custody, control or possession of the Executive.

6.3

Assignment of Inventions

The Executive agrees that all discoveries, whether or not patentable, including but not limited to any inventions. improvements, processes, techniques, methods, formulas, algorithms, computer programs, as well as improvements to any of them (an "Invention") conceived or first practiced by the Executive during the Executive's employment by Raytec, whether alone or in a joint effort with others, which (i) may be reasonably expected to be used in a product or service of Raytec or an Affiliate of Raytec, or a product or service similar to a product or service of Raytec or an Affiliate of Raytec, (ii) results from work that the Executive has been assigned as part of the Executive's duties as an executive of Raytec, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of the Executive's duties for Ra)tee, or (iv) is useful, or which Raytec reasonably expects may be useful, in any service or manufacturing or product design process of Raytec or an Affiliate of Raytec (a "Raytec Invention"), and all patent rights and copyrights to such Raytec Invention, if any, will be the property of Raytec, and the Executive hereby irrevocably assigns to Raytec all of the Executive's rights to all Raytec Inventions. If the Executive conceives of an Invention during the term of this Agreement for which there is a reasonable basis to believe that the conceived Invention is or may be a Raytec Invention, the Executive will promptly provide a written description of the conceived Invention to Raytec to allow evaluation and a determination by Raytec as to whether the Invention is a Raytec Invention. Both before and after any termination of this Agreement, at the request of Raytec, the Executive will promptly execute and deliver to Raytec at the cost of Raytec such further documents and assurances and take such further actions as Raytec may from time to time request in order to more effectively assign to Raytec all the rights of the Executive to all Raytec Inventions. Without limiting the generality of the foregoing, the Executive will assist Raytec, at the cost of Raytec. to obtain for its benefit patents for the Raytec Inventions in any and all countries and will provide such assistance as Raytec may request in any legal or other proceeding relating to the Raytec Inventions. If such assistance is required after any termination of this Agreement, Raytec will pay to the Executive reasonable compensation for the Executive's time.

6.4

Prior Inventions and Patents

The Executive represents to Raytec that the Executive owns no patents or copyrights, individually or jointly with others, other than those described on Schedule A.

6.5

Works for Hire

The Executive agrees that any Works created by the Executive in the course of the Executive's duties as an employee of Raytec are subject to Section 13(3) of the Copyright Act (Canada) and to the "work for hire" provisions of sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of the Executive's employment with Raytec will be the property of Raytec. The Executive acknowledges and agrees that. to the extent the provisions of the Copyright Act (Canada) or the copyright law of the United States do not vest in Raytec the copyrights to any Works, the Executive hereby irrevocably assigns to Raytec all right, title and interest to copyrights which the Executive may have in any Works. The Executive will disclose to Raytec all Works, will execute and deliver all applications, registrations and documents relating to the copyrights in the Works and will provide assistance to secure Raytec's title to the copyrights in the Works. Raytec will be responsible for all expenses incurred in connection with the registration of all copyrights. The Executive hereby waives any moral rights which the Executive may have under the Copyright Act (Canada) or similar legislation anywhere in the world or otherwise with respect to the Works.

6.6

Acknowledgements by the Executive

The Executive represents to Raytec that the Executive has not executed any agreement with any other party which purports to require the Executive to assign any Work or any Invention created, conceived or first practiced by the

Executive during a period of time that includes the date of the Executive's commencement of employment with Raytec.

ARTICLE 7
REMEDIES AND DISPUTE RESOLUTION

7.1

Remedies

The Executive agrees that the covenants contained in Articles 5 and 6 of this Agreement are of the essence of this Agreement, that each of the covenants is reasonable and necessary to protect the business, interests and properties of Raytec, and that irreparable loss and damage may be suffered by Raytec should the Executive breach any of such covenants. Accordingly, the Executive agrees that, in addition to all the remedies available to Raytec by law or in equity, Raytec will be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or threatened breach of such covenants for temporary injunctions or interlocutory injunctions. Raytec and the Executive agree that all remedies available to Raytec or the Executive, as applicable, will be cumulative.

7.2

Right to Set-Off

Raytec will have the right to set-off against any payment due to the Executive for damages actually incurred or suffered by Raytec as a result of any breach of this Agreement by the Executive to the extent allowed under applicable law. Any application as a set-off of such amounts against the damages incurred or suffered by Raytec as a result of any breach of this Agreement by the Executive will not be considered in full satisfaction of or as liquidated damages for or a release of any claims for damages against the Executive that may accrue to Raytec as a result of any breach of this Agreement by the Executive.

ARTICLE 8

GENERAL

8.1

Governing Law and Attornment

This Agreement will be governed by and construed in accordance with the State of Oregon. The parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of the State of Oregon with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

8.2

Remedies not Exclusive

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.

8.3

Notices

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing same to the parties as follows:

(a)

To Raytec at:

Raytec Corporation

7015 SW McEwan Road

Lake Oswego, OR

97035

Attention:

Mr. Jerry A. Minni

Fax No.:

(503) 620-1363

with a copy to:

Raytec Development Corp.

1104 — 750 West Pender Street Vancouver, B.C.

V6C 2T8

Fax No.:

(604) 683-4499

(b)

To the Executive at:

Robert L. Thompson

7207 S.E. 86thAvenue

Portland, Oregon 97266

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service from time to time by written notice in accordance with this Section.

8.4

Assignment

This Agreement is not assignable by the Executive in whole or in part without the prior written consent of Raytec. Any attempt by the Executive to assign any of the rights or to delegate any of the duties or obligations of the Executive under this Agreement without such prior written consent is void.

8.5

Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

8.6

Waiver

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

8.7

Further Assurances

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

8.8

Acknowledgement of Receipt

Each of the parties acknowledges receiving an executed copy of this Agreement.

8.9

Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

RAYTEC CORPORATION

SCHEDULE A
INVENTIONS, PATENTS AND COPYRIGHTS

None.